NEITHER THIS DEBENTURE NOR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAW. THE COMPANY WILL NOT TRANSFER THIS DEBENTURE OR ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION COVERING THIS DEBENTURE OR SHARES UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, (ii) IT FIRST RECEIVES AN OPINION FROM AN ATTORNEY, REASONABLY ACCEPTABLE TO THE COMPANY, STATING THAT THE PROPOSED TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND UNDER ALL APPLICABLE STATE SECURITIES LAWS, OR (iii) THE TRANSFER IS MADE PURSUANT TO RULE 144 PROMULGATED UNDER THE ACT.


                                 GLOBALINK, INC.


                            10% CONVERTIBLE DEBENTURE


Debenture No.:  ________________                               June 11, 1998
Principal Amount:  ______________



                  FOR VALUE RECEIVED, GLOBALINK, INC., a Delaware corporation ("Company"), with its principal office presently located at 9302 Lee Highway, Fairfax, Virginia 20031, promises to pay to the order of ___________________, with an address of _______________ ("Holder"), on June 10, 2003, ("Maturity Date"), the principal amount indicated above, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public or private debts. Interest on the unpaid balance of the principal amount outstanding shall accrue at the rate of ten (10%) percent per annum commencing as of the date hereof and shall be due and payable on each anniversary of the date hereof; provided, however, that if any principal amount is converted pursuant to the provisions of section 4, all accrued but unpaid interest on such principal amount shall be paid within ten (10) business days after such conversion; and provided further that if this Debenture is not paid in full on or before the Maturity Date, interest shall accrue on the principal amount outstanding from the Maturity Date up to and including the date of payment at a rate equal to the lesser of eighteen percent (18%) per annum or the maximum interest rate allowed under applicable law. This Debenture is one of a series of debentures of like tenor in the aggregate principal amount of $2,200,000 being issued simultaneously herewith, and this Debenture shall be paid and redeemed (if elected by the Company) pro rata with the other debentures of this series. Payments of principal and interest are to be made at the address of the Holder designated above or at such other place as the Holder shall have given notice to the Company as provided in section 7.4 at least five business days before such payment is due. The obligation of the Company under this Debenture to pay both principal and interest hereon is unconditional and absolute and all payments shall be made without set-off or deduction.

                  This Debenture is issued pursuant to an Agency Agreement between the Company and M.H. Meyerson & Co., Inc. ("Placement Agent"), dated as of May 28, 1998, ("Agency Agreement"), a copy of which is available for inspection at the Company's principal executive office. Reference herein to the Agency Agreement shall in no way impair the absolute and unconditional obligation of the Company to pay both principal and interest hereon.

         1. Events of Default. Upon the occurrence of any of the following events (herein called "Events of Default"):

                           (i) The Company shall fail to pay the principal of or interest on this Debenture on the dates such amounts shall become due and payable;

                           (ii) (A) The Company shall commence any proceeding or
         other action relating to it in bankruptcy or seek reorganization, arrangement, readjustment of its debts, receivership, dissolution, liquidation, winding-up, composition or any other relief under any bankruptcy law, or under any other insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law, of any jurisdiction, domestic or foreign, now or hereafter existing; or (B) the Company shall admit the material allegations of any petition or pleading in connection with any such proceeding; or (C) the Company shall apply for, or consent or acquiesce to, the appointment of a receiver, conservator, trustee or similar officer for it or for all or a substantial part of its property; or (D) the Company shall make a general assignment for the benefit of creditors;

                           (iii) (A) The commencement of any proceedings or the taking of any other action against the Company in bankruptcy or seeking reorganization, arrangement, readjustment of its debts, liquidation, dissolution, arrangement, composition, or any other relief under any bankruptcy law or any other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing and the continuance of any of such events for sixty (60) days undismissed, unbonded or undischarged; or (B) the appointment of a receiver, conservator, trustee or similar officer for the Company for any of its property and the continuance of any of such events for sixty (60) days undismissed, unbonded or undischarged; or (C) the issuance of a warrant of attachment, execution or similar process against any of the property of the Company and the continuance of such event for sixty (60) days undismissed, unbonded and undischarged;

                           (iv) Any breach of any of the Company's representations or warranties or covenants contained in the Agency Agreement; provided, however, that with respect to a failure to comply with any such covenant, if such failure is capable of being remedied, such failure is not remedied within thirty (30) days after the Company has been given notice of same;

                           (v) The Company shall fail to comply with any of its obligations under this Debenture; provided, however, that with respect to a failure to comply with any of the provisions of Sections 2.1(a) and (c), if such failure is capable of being remedied, such failure is not remedied within thirty (30) days after the Company has been given notice of same;

                           (vi) The Company shall default with respect to any indebtedness for borrowed money (other than under this Debenture) if either (a) the effect of such default is to accelerate the maturity of such indebtedness (giving effect to any applicable grace periods) or
         (b) the holder of such indebtedness declares the Company to be in default (giving effect to any applicable grace periods); or

                           (vii) Any judgment or judgments against the Company or any attachment, levy or execution against any of its properties for any amount in excess of $100,000 in the aggregate shall remain unpaid, or shall not be released, discharged, dismissed, stayed or fully bonded for a period of thirty (30) days or more after its entry, issue or levy, as the case may be; or

                           (viii) The Company's stockholders' equity, as reported on any balance sheet of the Company included within a report filed by the Company pursuant to the Securities Exchange Act of 1934, as amended, shall be below $5,000,000;

then, and in any such event, the Holder at its option and upon notice to the Company, may accelerate the Maturity Date and declare the entire principal amount of this Debenture then outstanding, together with accrued but unpaid interest thereon, immediately due and payable, and the same shall forthwith become immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived.

         2.       Covenants.

                  2.1.     Affirmative Covenants.   The  Company  covenants  and
agrees that, while this Debenture is outstanding, it shall:

                  (a) Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits, or upon any properties belonging to it before the same shall be in default; provided, however, that the Company shall not be required to pay any such tax, assessment, charge or levy which is being contested in good faith by proper proceedings and adequate reserves for the accrual of same are maintained if required by generally accepted accounting principles;

                  (b) Preserve its corporate existence and continue to engage in business of the same general type as conducted as of the date hereof;

                  (c)  Comply  in  all  respects   with  all   statutes,   laws,
ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations and requirements ("Requirement(s)") of all governmental bodies, departments, commissions, boards, companies or associates insuring the premises, courts, authorities, officials, or officers, which are applicable to the Company; except wherein the failure to comply would not have a material adverse effect on the Company; provided that nothing contained herein shall prevent the Company from contesting the validity or the application of any Requirements.

                  2.2. Negative Covenants. The Company covenants and agrees that while this Debenture is outstanding it will not directly or indirectly:

                  (a) Guaranty or otherwise in any way become or be responsible for indebtedness for borrowed money received by anyone other than the company or a wholly-owned subsidiary or for obligations of any of its officers or directors or any of their affiliates, contingently or otherwise, other than such guaranties existing as of the date hereof;

                  (b) Declare or pay cash dividends other than with respect to the Company's Series A-2 Convertible Preferred Stock;

                  (c) Sell, transfer or dispose of, all or substantially all of its assets other than in the ordinary course of its business and for fair value; or

                  (d) Purchase, redeem or otherwise acquire for value any of its Common Stock now or hereafter outstanding.

         3. Subordination. The indebtedness evidenced by this Debenture is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all the Company's Senior Indebtedness, as hereinafter defined.

                  3.1. Senior Indebtedness. As used in this Debenture, the term "Senior Indebtedness" shall mean the Company's existing debt obligations to First Union National Bank and all future indebtedness of the Company to banks, insurance companies or other financial institutions regularly engaged in the business of lending money, which (i) is for money borrowed by the Company; (ii) is secured by, in general, a perfected first priority security interest in all or substantially all of the Company's assets; (iii) is not convertible in whole or in part into capital stock of the Company; and (iv) was not issued in tandem or concurrent with any capital stock of the Company or any other security of the Company exercisable or convertible into any capital stock of the company.

                  3.2. Default on Senior Indebtedness. If there shall occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation or any other marshaling of the assets and liabilities of the Company, or if this Debenture shall be declared due and payable upon the occurrence of a default with respect to any Senior Indebtedness, then (i) no amount shall be paid by the Company in respect of the principal of or interest on this Debenture at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, and (ii) no claim or proof of claim shall be filed with the Company by or on behalf of the Holder that shall assert any right to receive any payments in respect of the principal of and interest on this Debenture except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding. If there occurs an event of default that has been declared in writing with respect to any Senior Indebtedness as defined in the instrument governing such Senior Indebtedness or in the instrument under which any Senior Indebtedness if outstanding, permitting the holder of such Senior Indebtedness to accelerate the maturity thereof, then, unless and until such default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of or interest on this Debenture.

                  3.3. Effect of Subordination. Subject to the rights, if any, of the holders of Senior Indebtedness under this section 3 to receive cash, securities or other properties otherwise payable or deliverable to the Holder, nothing contained in this section 3 shall impair, as between the Company and the Holder, the obligation of the Company, subject to the terms and conditions hereof, to pay to the Holder the principal hereof and interest hereon as and when the same become due and payable, or shall prevent the Holder, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

                  3.4. Undertaking. By its acceptance of this Debenture, the Holder agrees to execute and deliver such documents as may be reasonably requested from time to time by the Company or the holder of any Senior Indebtedness in order to implement the foregoing provisions of this section 3.

         4.       Conversion.

                  4.1. Voluntary Conversion. The Holder shall have the right, at the Holder's option, at any time and from time to time prior to redemption by the Company pursuant to section 5, to convert the unpaid principal into shares of Common Stock, par value $.01 per share, of the Company ("Common Stock") at a price, subject to adjustment as provided herein ("Conversion Price"), equal to $2.00 per share.

                  4.2. Automatic Conversion. Provided that (i) no Event of Default then exists, and (ii) the Common Stock is then listed on the New York Stock Exchange or American Stock Exchange or quoted on the Nasdaq National
Market or Nasdaq SmallCap Market, then immediately prior to the close of business on June 10, 2003, the entire unpaid principal amount of this Debenture shall be automatically converted into shares of Common Stock at the Conversion Price, whereupon the Company shall deliver the certificate representing the shares of Common Stock into which the unpaid principal amount has been converted, together with all interest accrued but unpaid through June 10, 2003, to the Holder within ten (10) business days after the Holder shall have surrendered to the Company this Debenture, and the Holder shall be treated for all purposes as the record holder of such shares issuable upon conversion as of the close of business on June 10, 2003.

                  4.3. Mechanics and Effect of Voluntary Conversion. In order to convert any unpaid principal into shares of Common Stock, the Holder shall surrender this Debenture and give notice, in the form of Conversion Notice annexed to this Debenture, to the Company at its principal executive office, of its election to convert all or a portion of the unpaid principal and shall state therein the principal amount to be converted and the address to which the certificate representing the shares of Common Stock to be issued are to be delivered. The Company shall, as soon as practicable, but not later than five
(5) business days after the date of receipt of the Conversion Notice and Debenture, issue and deliver to a location in the United States designated by the Holder (i) a certificate for the number of shares of Common Stock to which the holder shall be entitled as aforesaid; (ii) a check payable to the order of the Holder in the amount of interest accrued on the principal amount so converted; and (iii) if the entire unpaid principal amount has not been converted, a replacement Debenture reflecting the balance of unpaid principal amount not so converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date which the Written Notice is received by the Corporation in accordance herewith ("Conversion Date"), and the Holder shall be treated for all purposes as the record holder of such shares of Common Stock as of such Conversion Date.

                  4.4. Fractional Shares. The Company shall not be required to issue fractions of shares of Common Stock upon conversion. If any fractions of a share would, but for this Section 4.3, be issuable upon any conversion, in lieu of such fractional share the Company shall round up or down to the nearest whole number of shares.

                  4.5. Reservation of Shares. The Company shall reserve and shall at all times have reserved out of its authorized but unissued shares of Common Stock sufficient shares of Common Stock to permit the conversion of the unpaid principal amount pursuant to this Section 4. All shares of Common Stock which may be issued upon conversion shall be validly issued, fully paid and nonassessable. So long as this Debenture remains outstanding, the Company shall maintain the listing of the shares of Common Stock to be issued upon conversion on each national securities exchange on which Common Stock is listed or on the Nasdaq Stock Market if the Common Stock is then quoted on the Nasdaq Stock Market.

                  4.6.     Adjustments.

                  (a) Split, Subdivision or Combination of Shares. If the outstanding shares of the Company's Common Stock at any time while this Debenture remains outstanding shall be subdivided or split into a greater number of shares, or a dividend in Common Stock shall be paid in respect of Common Stock, the Conversion Price in effect immediately prior to such subdivision or split or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or split or immediately after the record date of such dividend (as the case may be) shall be proportionately decreased. If the outstanding shares of Common Stock shall be combined or reverse-split into a smaller number of shares, the Conversion Price in effect immediately prior to such combination or reverse split shall, simultaneously with the effectiveness of such combination or reverse split, be proportionately increased.

                  (b) Reclassification, Reorganization, Consolidation or Merger. In the case of any reclassification of the Common Stock (other than a change in par value or a subdivision or combination as provided for in section 4.6(a)), or any reorganization, consolidation or merger of the Company with or into another corporation (other than a merger or reorganization with respect to which the Company is the continuing corporation and which does not result in any reclassification of the Common Stock ), or a transfer of all or substantially all of the assets of the Company, or the payment of a liquidating distribution then, as part of any such reorganization, reclassification, consolidation, merger, sale or liquidating distribution, lawful provision shall be made so that the Holder shall have the right thereafter to receive upon the conversion hereof, the kind and amount of shares of stock or other securities or property which the Holder would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger, sale or liquidating distribution, as the case may be, the Holder had held the number of shares of Common Stock which were then purchasable upon the conversion of this Debenture. In any such case, appropriate adjustment (as reasonably determined by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Holder such that the provisions set forth in this Section 4 (including provisions with respect to the Conversion Price) shall thereafter be applicable, as nearly as is reasonably practicable in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of this Debenture.

                  (c) De Minimis Adjustments. No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease in the Conversion Price of at least $0.01; provided, however, that any adjustments which by reason of section 4.6 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under section 4.6 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

                  (d) Notice of Adjustment. Whenever the Conversion Price or kind of securities purchasable upon conversion of this Debenture shall be adjusted as required by the provisions of section 4.6, the Company shall forthwith file with its Secretary or Assistant Secretary at its principal office an officer's certificate showing the adjusted Conversion Price or kind of securities purchasable upon conversion of this Debenture determined as herein provided and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustments. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder and the Company shall, forthwith after each such adjustment, forward a copy of such certificate to the Holder in the manner provided for notices under section 7.4.

                  4.7. No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder against impairment.

         5.       Redemption.

                  5.1. Redemption Right. The Company may redeem for cash all (but not less than all) of this Debenture at a redemption price equal to the unpaid (and not yet converted) principal amount hereof, plus accrued interest thereon, at any time after July 10, 2000, if notice of redemption as provided in section 5.2 is given and the Closing Bid Price of the Common Stock has been at least $4.00 per share on each of the twenty (20) consecutive trading days ending on the third (3rd) trading day prior to the date on which notice of redemption is given. The "Closing Bid Price" shall mean the closing bid price for the Company's Common Stock as reported by the national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or if any such exchange on which the Common Stock is listed or admitted to trading is not its principal trading market, the closing bid price as reported by the Nasdaq Stock Market if the Common Stock is quoted on the Nasdaq National Market or Nasdaq SmallCap Market. If the Common Stock is not listed on a national securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap

Market, but is traded in the residual over-the-counter market, the closing bid price shall mean the closing bid price for the Common Stock, as reported by the NASD OTC Bulletin Board or the National Quotation Bureau, Incorporated, or similar publisher of such quotations. If the Closing Bid Price cannot be determined pursuant to the above, the Closing Bid Price shall be such price as the Board of Directors of the Company shall determine in good faith.


                  5.2. Date Fixed for Redemption; Notice of Redemption. In the event the Company shall elect to redeem this Debenture, the Company shall fix a date for the redemption and shall give notice to the Holder in the manner provided in section 7.4 not less than twenty (20) days prior to the date fixed for redemption.

                  5.3. Conversion After Notice of Redemption. This Debenture may be converted in accordance with section 4 at any time after notice of redemption shall have been given by the Company pursuant to section 5.2 hereof and prior to the date fixed for redemption. On and after the redemption date, the Holder shall have no further rights to convert the unpaid principal amount of this Debenture.

         6.       Replacement and Transfer.

                  6.1. Replacement of Debenture. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Debenture and (in the case of loss, theft or destruction) of indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Debenture, if mutilated, the Company will make and deliver in lieu of such Debenture a new Debenture of like tenor and unpaid principal amount and dated as of the original date of the Debenture.

                  6.2. Transfers. Subject to the restrictions on transfer required by applicable securities laws described below, this Debenture may be transferred by surrendering this Debenture, together with the assignment form annexed hereto duly executed and completed, to the Company. The Company shall immediately transfer this Debenture on its books and records and shall execute and deliver a new Debenture of like tenor to the transferee as contemplated by such assignment. This Debenture shall not be transferred unless (i) there is an effective registration covering this Debenture under the Act and applicable state securities laws, (ii) the company shall have first received an opinion from an attorney, reasonably acceptable to the Company (the Company hereby agreeing that the opinion of Graubard Mollen & Miller shall be acceptable), stating that the proposed transfer is exempt from registration under the Act and all applicable state securities law, or (iii) the transfer is made pursuant to Rule 144 promulgated under the Act.

         7.       Miscellaneous.

                  7.1. Non-Waiver and Other Remedies. No course of dealing or delay on the part of the Holder of this Debenture in exercising any right hereunder shall operate as a waiver or otherwise prejudice the right of the Holder of this Debenture. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

                  7.2. Collection Costs; Attorney's Fees. In the event this Debenture is turned over to an attorney for collection, the Company agrees to pay all reasonable costs of collection, including reasonable attorney's fees and expenses and all out of pocket expenses incurred in connection with such collection efforts, which amounts may, at the Holder's option, be added to the principal hereof.

                  7.3. Benefit. Subject to the restrictions on transfer set forth in the legend on the facing page of this Debenture, the rights and obligations of the Company and the Holder shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors and assigns.

                  7.4. Notices. All notices and other communications under this Debenture (except payment) shall be in writing, and shall be sufficiently given if sent to the Holder or the Company, as the case may be, by hand delivery, private overnight courier, with acknowledgment of receipt, or by registered or certified mail, return receipt requested, as follows:

         To Holder:              To Holder's address on page 1 of this Debenture
                                 Attention:  [Name of Holder]

         To The Company:         To the Company's Principal Executive Offices
                                 Attention:  President

         In either case with
          copies to:             M.H. Meyerson & Co., Inc.
                                 525 Washington Boulevard
                                 Jersey City, New Jersey 07310
                                 Attn: Ronald I. Heller

or to such other address as any of them, by notice to the others may designate from time to time. Time shall be counted to, or from, as the case may be, the delivery in person or by overnight courier or five (5) business days after mailing.


                  7.5. Governing Law. This Debenture shall be governed by and construed in accordance with the internal law of the State of New York without regard to principles of conflicts of laws.

                  7.6. Jurisdiction and Venue. The Company (i) agrees that any legal suit, action or proceeding arising out of or relating to this Debenture shall be instituted exclusively in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum, and (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding, and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in New York State Supreme Court, County of New York, or in the United States District Court for the

Southern District of New York and agrees that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding.

                  7.7. Usury Laws. Should the Usury laws of any state be deemed applicable with respect to the Debentures, the Company will not assert such laws as a defense.

                  7.8. No rights as Stockholder. Until conversion of this Debenture, the Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

                  7.9. Amendment or Waiver. Any term of this Debenture may be amended, modified or waived only by an instrument in writing signed by the party against which enforcement of the amendment, modification or waiver is sought.

                  7.10. Section Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Debenture.

                  IN WITNESS WHEREOF, this Debenture has been executed and delivered on the date specified above by the duly authorized representative of the Company.


                                   GLOBALINK, INC.


                                   By: _____________________________________
                                        Harry E. Hagerty, Jr.
                                        Chief Executive Officer

                              NOTICE OF CONVERSION

         (To Be Completed and Signed Only Upon Conversion of Debenture)





         TO GLOBALINK, INC.



         The undersigned, the holder of the foregoing Debenture, hereby surrenders such Debenture for conversion at the Conversion Price in effect upon your receipt of the foregoing Debenture into shares of the Common Stock of GLOBALINK, INC. to the extent of $________ of the unpaid principal amount thereof, and requests that a certificate for such shares be issued to the undersigned holder at the address indicated below, and if the principal amount being hereby converted is less than the full unpaid amount of the foregoing, a replacement Debenture representing the balance of unpaid principal in the amount of $_______ be similarly issued.

Dated:  _______________________


                            ---------------------------------------------------
                            (Signature must conform in all respects to name of holder as specified on the face of the Debenture)


                             -------------------------------------
                             (Address)
                             -------------------------------------

                             -------------------------------------

                              -------------------------------------

                                   ASSIGNMENT

  (To be executed by the Holder to Effect a Transfer of the Attached Debenture)



                  FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer unto ___________________________________________________________,
with                     an                      address                      of
__________________________________________________________________________,  all
right, title and interest of the undersigned in the attached Debenture of Globalink, Inc. ("Company) and does hereby authorize the Company to transfer such right on the books of the Company.

Dated:  _______________________


                            -------------------------------------
                           (Signature must conform in all respects to name of holder as specified on the face of the Debenture)